Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2017 Results

Increases Quarterly Dividend 19.0% to $0.25 per Share

LOUISVILLE, KY. (February 20, 2018) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 week periods ended December 26, 2017.

	Fourth Quarter			Year to Date
($000’s)	2017	2016	% Change	2017	2016	% Change

Total revenue	$545,076	$484,710	12.5%	$2,219,531	$1,990,714	11.5%
Income from operations	37,459	30,839	21.5%	186,206	171,900	8.3%
Net income	28,618	20,725	38.1%	131,526	115,598	13.8%
Diluted EPS	$0.40	$0.29	37.0%	$1.84	$1.63	13.0%

Results for the fourth quarter included the following highlights:

•                  Comparable restaurant sales increased 5.8% at company restaurants, including a positive impact of approximately 0.4% related to the calendar shift of the Christmas holiday, and 4.7% at domestic franchise restaurants;

•                  Diluted earnings per share increased 37.0% to $0.40 from $0.29 in the prior year primarily due to restaurant margin performance and a lower income tax rate;

•                  Restaurant margin dollars increased 11.9% to $92.2 million from $82.4 million in the prior year and restaurant margin, as a percentage of restaurant sales, decreased 11 basis points to 17.0%.  The decrease was primarily driven by labor inflation, partially offset by the benefit of lower food costs;

•                  Our income tax rate decreased to 19.8% from 28.8% in the prior year primarily due to the impact of new tax legislation enacted in the current quarter, which resulted in a $3.1 million reduction in income tax expense, or $0.04 per diluted share; and

•                  Seven company restaurants and two international franchise restaurants were opened.

Results for the year-to-date period included the following highlights:

•                  Comparable restaurant sales increased 4.5% at company restaurants and 4.2% at domestic franchise restaurants;

•                  Diluted earnings per share increased 13.0% to $1.84 from $1.63 in the prior year;

•                  Restaurant margin dollars increased 10.2% to $406.4 million from $368.9 million in the prior year and restaurant margin, as a percentage of restaurant sales, decreased 24 basis points to 18.4%, primarily driven by labor inflation, partially offset by the benefit of lower food costs;

•                  A pre-tax charge of $14.9 million ($9.2 million after-tax), or $0.13 per diluted share, was recorded in the first quarter of 2017, related to the settlement of a legal matter.  The impact of the legal charge was partially offset by a pre-tax charge recorded in 2016 of $7.3 million ($4.5 million after-tax), or $0.06 per diluted share, related to a separate legal matter;

•                  Our income tax rate decreased to 26.1% from 29.8% in the prior year primarily due to the impact of new accounting rules adopted in 2017 related to share-based compensation and the impact of new tax legislation, which combined resulted in a $6.5 million reduction in income tax expense, or $0.09 per diluted share; and

•                  27 company restaurants, including four Bubba’s 33, and five franchise restaurants, including four international, were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We delivered another strong year of results, with double digit revenue and diluted earnings per share growth for both the fourth quarter and full year.  We achieved our 32nd consecutive quarter of positive comparable restaurant sales growth with comparable restaurant sales growth of 5.8% for the quarter, driven by strong traffic gains.  In addition, our solid balance sheet and healthy cash flow allowed us to open 27 restaurants this year while returning $58.2 million of excess capital to shareholders through our dividend program.”

Taylor continued, “For 2018, our top-line momentum has continued with comparable restaurant sales growth of 4.7% during the first 55 days of the year.  In addition, our development pipeline is in great shape and we are on track to open approximately 30 company restaurants.”

2018 Outlook

Comparable restaurant sales at company restaurants for the first 55 days of our first quarter of fiscal 2018 increased approximately 4.7% compared to the prior year period, including a positive impact of approximately 0.2% related to the calendar shift of the New Year’s holiday.

Management updated the following expectations for 2018:

•                  An income tax rate of 15.0% to 16.0%; and

•                  Total capital expenditures of approximately $165.0 million to $175.0 million.

Management reiterated the following expectations for 2018:

•                  Positive comparable restaurant sales growth;

•                  Approximately 30 company restaurant openings, including up to seven Bubba’s 33 restaurants;

•                  Relatively flat food costs; and

•                  Mid-single digit labor inflation.

Cash Dividend Payment

On February 16, 2018, our Board of Directors authorized the payment of a quarterly cash dividend of $0.25 per share of common stock.  This payment, which will be distributed on March 29, 2018 to shareholders of record at the close of business on March 14, 2018, represents a 19.0% increase from the cash dividend of $0.21 per share of common stock declared during each quarter of 2017.  Since the inception of our dividend program in 2011, our cash dividend per share of common stock has increased an average of 17.6% per year.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales).  Restaurant margin represents restaurant sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants.  We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, February 20, 2018 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (800) 239-9838 or (323) 794-2551 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (844) 512-2921 or (412) 317-6671 for international calls, and use 9967049 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 550 restaurants system-wide in 49 states and seven foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2017	December 27, 2016	December 26, 2017	December 27, 2016
Revenue:
Restaurant sales	$541,196	$480,730	$2,203,017	$1,974,261
Franchise royalties and fees	3,880	3,980	16,514	16,453

Total revenue	545,076	484,710	2,219,531	1,990,714

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	175,688	162,638	721,550	669,203
Labor	173,258	147,395	687,545	590,256
Rent	11,569	10,103	44,807	40,580
Other operating	88,526	78,208	342,702	305,290
Pre-opening	4,972	5,294	19,274	19,547
Depreciation and amortization	24,263	22,246	93,499	82,964
Impairment and closure	641	125	654	179
General and administrative	28,700	27,862	123,294	110,795

Total costs and expenses	507,617	453,871	2,033,325	1,818,814

Income from operations	37,459	30,839	186,206	171,900

Interest expense, net	366	353	1,577	1,255
Equity income from investments in unconsolidated affiliates	(339)	(280)	(1,488)	(1,111)

Income before taxes	37,432	30,766	186,117	171,756
Provision for income taxes	7,422	8,858	48,581	51,183

Net income including noncontrolling interests	30,010	21,908	137,536	120,573
Less: Net income attributable to noncontrolling interests	1,392	1,183	6,010	4,975
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$28,618	$20,725	$131,526	$115,598

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.40	$0.29	$1.85	$1.64
Diluted	$0.40	$0.29	$1.84	$1.63

Weighted average shares outstanding:
Basic	71,138	70,569	70,989	70,396
Diluted	71,753	71,215	71,527	71,052

Cash dividends declared per share	$0.21	$0.19	$0.84	$0.76

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 26, 2017	December 27, 2016

Cash and cash equivalents	$150,918	$112,944
Other current assets, net	106,163	87,315
Property and equipment, net	912,147	830,054
Goodwill	121,040	116,571
Intangible assets, net	2,700	3,622
Other assets	37,655	29,465

Total assets	$1,330,623	$1,179,971

Current maturities of long-term debt and obligation under capital lease	9	167
Other current liabilities	329,989	279,360
Long-term debt and obligation under capital lease, excluding current maturities	51,981	52,381
Other liabilities, net	97,253	89,821
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	839,079	750,226
Noncontrolling interests	12,312	8,016

Total liabilities and equity	$1,330,623	$1,179,971

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	52 Weeks Ended
	December 26, 2017	December 27, 2016

Cash flows from operating activities:
Net income including noncontrolling interests	$137,536	$120,573
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	93,499	82,964
Share-based compensation expense	26,934	26,067
Other noncash adjustments, net	438	12,075
Change in working capital	27,966	15,386
Net cash provided by operating activities	286,373	257,065

Cash flows from investing activities:
Capital expenditures - property and equipment	(161,628)	(164,738)
Acquisition of franchise restaurants, net of cash acquired	(16,528)	—
Net cash used in investing activities	(178,156)	(164,738)

Cash flows from financing activities:
Proceeds from revolving credit facility, net	—	25,000
Repurchase shares of common stock	—	(4,110)
Dividends paid	(58,154)	(52,054)
Other financing activities, net	(12,089)	(7,553)
Net cash used in financing activities	(70,243)	(38,717)

Net increase in cash and cash equivalents	37,974	53,610
Cash and cash equivalents - beginning of period	112,944	59,334
Cash and cash equivalents - end of period	$150,918	$112,944

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2017	December 27, 2016	December 26, 2017	December 27, 2016

Income from operations	$37,459	$30,839	$186,206	$171,900

Less:
Franchise royalties and fees	3,880	3,980	16,514	16,453

Add:
Pre-opening	4,972	5,294	19,274	19,547
Depreciation and amortization	24,263	22,246	93,499	82,964
Impairment and closure	641	125	654	179
General and administrative	28,700	27,862	123,294	110,795

Restaurant margin	$92,155	$82,386	$406,413	$368,932

Restaurant margin (as a percentage of restaurant sales)	17.0%	17.1%	18.4%	18.7%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2017	2016	vs LY		2017	2016	vs LY

Restaurant openings
Company - Texas Roadhouse	7	5	2		23	21	2
Company - Bubba’s 33	0	4	(4)		4	9	(5)
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		1	1	0
Franchise - Texas Roadhouse - International	2	1	1		4	3	1
Total	9	10	(1)		32	34	(2)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	0	0		4	0	4
Company - Bubba’s 33	0	0	0		0	0	0
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse	0	0	0		(4)	0	(4)
Total	0	0	0		0	0	0

Restaurants open at the end of the quarter
Company - Texas Roadhouse	440	413	27
Company - Bubba’s 33	20	16	4
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	73	(3)
Franchise - Texas Roadhouse - International	17	13	4
Total	549	517	32

Company restaurants
Restaurant sales	$541,196	$480,730	12.6%		$2,203,017	$1,974,261	11.6%
Store weeks	5,950	5,544	7.3%		23,274	21,583	7.8%
Comparable restaurant sales growth (1)	5.8%	1.2%			4.5%	3.5%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	5.9%	1.3%			4.5%	3.6%
Average unit volume (2)	$1,193	$1,134	5.2%		$4,973	$4,805	3.5%
Weekly sales by group:
Comparable restaurants (401 units)	$92,330
Average unit volume restaurants (22 units) (3)	$81,165
Restaurants less than 6 months old (17 units)	$90,504

Restaurant operating costs (as a % of restaurant sales)
Cost of sales	32.5%	33.8%	(137	)bps	32.8%	33.9%	(114	)bps
Labor	32.0%	30.7%	135	bps	31.2%	29.9%	131	bps
Rent	2.1%	2.1%	4	bps	2.0%	2.1%	(2	)bps
Other operating	16.4%	16.3%	9	bps	15.6%	15.5%	9	bps
Total	83.0%	82.9%	11	bps	81.6%	81.3%	24	bps

Restaurant margin	17.0%	17.1%	(11	)bps	18.4%	18.7%	(24	)bps

Restaurant margin ($ in thousands)	$92,155	$82,386	11.9%		$406,413	$368,932	10.2%
Restaurant margin $/Store week	$15,488	$14,862	4.2%		$17,462	$17,094	2.2%

Franchise restaurants
Franchise royalties and fees	$3,880	$3,980	(2.5)%		$16,514	$16,453	0.4%
Store weeks	1,117	1,108	0.9%		4,381	4,360	0.5%
Comparable restaurant sales growth (1)	2.9%	0.8%			2.9%	2.0%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	4.7%	2.0%			4.2%	3.3%
Average unit volume (2)	$1,224	$1,158	5.7%		$5,076	$4,878	4.0%

Pre-opening expense	$4,972	$5,294	(6.1)%		$19,274	$19,547	(1.4)%

Depreciation and amortization	$24,263	$22,246	9.1%		$93,499	$82,964	12.7%
As a % of revenue	4.5%	4.6%	(14	)bp	4.2%	4.2%	5	bps

General and administrative expenses	$28,700	$27,862	3.0%		$123,294	$110,795	11.3%
As a % of revenue	5.3%	5.7%	(48	)bps	5.6%	5.6%	(1	)bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.